UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 West Sam Houston Parkway North Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Vice President, Chief Financial Officer and Treasurer and Appointment of Executive Vice President, Chief Financial Officer and Treasurer

On January 20, 2023, the board of directors (the “Board”) of Battalion Oil Corporation (the “Company”) appointed Kristen McWatters to serve as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective as of January 26, 2023, replacing R. Kevin Andrews. Mr. Andrews has agreed to continue with the Company in an advisory role through April 13, 2023. Mr. Andrews has confirmed that his departure is not the result of any disagreement with the Company on any matter relating to how the Company has operated, its policies or its practices, including its controls or financial related matters.

Ms. McWatters has had a successful career in the energy industry, serving in progressive roles in leadership in accounting, finance and financial reporting. She most recently served as Interim Chief Accounting Officer for a publicly traded investment banking firm where she was responsible for all of the company’s accounting and reporting functions. She previously served as Senior Vice President, Chief Financial Officer and Chief Accounting Officer for Goodrich Petroleum where she successfully led and managed the financial requirements of the company through completion of a sell-side transaction. Prior to joining Goodrich Petroleum, Ms. McWatters was the Controller for a publicly traded independent retail energy services company and a manager of financial reporting for Southwestern Energy Co. Ms. McWatters began her career at KPMG LLP after earning a Masters in Finance and a Bachelor of Business Administration in Accounting from Texas A&M University in May 2008. Ms. McWatters is a certified public accountant.

In connection with the appointment of Ms. McWatters as the Company’s Chief Financial Officer, the Company has agreed to the following compensation terms with Ms. McWatters which includes, among other things: (i) an annual base salary of $300,000; (ii) eligibility to earn a target annual bonus under the Company’s annual incentive plan equal to 100% of base salary; (iii) in the event of a “Change of Control Event” (as defined in the Battalion Oil Corporation 2020 Long-Term Incentive Plan, as amended (the “Plan”)), the bonus will be paid at 100% of target; (iv) an equity award in the amount of 10,000 base restricted stock units and 20,000 M&A restricted stock units, granted as further described below; and (v) other benefits customarily provided to similarly situated executives of the Company.

The base restricted stock units will vest on the earliest of the following to occur: (a) the first anniversary date of the grant; (b) the completion of a qualifying transaction (as defined in the award agreement); or (c) a “Change of Control Event” (as defined in the Plan). The M&A restricted stock units will vest upon the earlier of the following to occur: (a) the completion of a qualifying transaction (as defined in the award agreement); or (b) a “Change of Control Event” (as defined in the Plan). The restricted stock units will be subject to the terms and conditions of the Plan and the award agreements under which the restricted stock units are granted.

There are no related party transactions involving Ms. McWatters that are reportable under Item 404(a) of Regulation S-K. There are no family relationships between Ms. McWatters and any other directors or executive officers of the Company.

Item 7.01	Regulation FD Disclosure

On January 20, 2023, the Company issued a press release announcing the appointment of Ms. McWatters as the Company’s Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d)Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued by Battalion Oil Corporation dated January 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

January 20, 2023	By:	/s/ Richard H. Little
	Name:	Richard H. Little
	Title:	Chief Executive Officer

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